EX-7s

AMENDMENT NO. 17
to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

Effective January 1, 2003

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY of NEW YORK
("CEDING COMPANY")
Purchase, New York

and

ACE TEMPEST LIFE REINSURANCE LTD.
("REINSURER")

As of August 29, 2011, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to include GMIB form 7344NY (HAV) in Schedules D, E-1, E-2, and F retroactively to treaty inception, to eliminate Tier 1 and Tier 2 premium rates for GMIB Forms 7344NY 03/03, 7365NY, and 7365NY 03/03, with issue dates on or after 5/3/2004 and to include fund name changes. To effect these changes, the following provisions of this Agreement are hereby amended:

- Schedule B-2, *Subaccounts Subject to the Reinsurance Agreement,* Amendment #16, is hereby replaced by the attached Schedule B-2.

- Schedule D, *QUARTERLY RE PREMIUM RATE by CONTRACT TYPE and GMIB TYPE*, amendment #2, is hereby replaced by the attached Schedule D.

- Schedule E-1, *DOLLAR CLAIM LIMIT RATE by CONTRACT TYPE and GMIB TYPE*, amendment #1, is hereby replaced by the attached Schedule E-1.

- Schedule E-2, *FORMULA CLAIM LIMIT RATE by CONTRACT TYPE and GMIB TYPE*, amendment #1, is hereby replaced by the attached Schedule E-2.

- Schedule F, *REINSURER Share of Risk by CONTRACT TYPE and GMIB TYPE*, amendment #1, is hereby replaced by the attached Schedule F.

Jackson National Life Insurance Company of New York	ACE Tempest Life Reinsurance Ltd.
By _____Lisa C. Drake__________	By ______Huan Tseng__________
Name___Lisa C. Drake___________	Name_____Huan Tseng__________
Title __SVP & Chief Actuary______	Title _SVP & Chief Pricing Officer_
Date ___8/15/2011_______________	Date ____Aug 3, 2011___________

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	**Comment**	**Product Availability**
JNL/American Funds Global Small Capitalization Fund	New 5/3/2010	All
JNL/American Funds New World Fund	New 5/3/2010	All
JNL/American Funds International Fund	New 5/3/2010	All
JNL/American Funds Growth-Income Fund	New 5/3/2010	All
JNL/American Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
JNL/American Funds Global Bond Fund	New 5/3/2010	All
JNL/Blackrock Commodity Securities Fund	New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund.	All
JNL/BlackRock Global Allocation Fund	New 10/11/2010	All
JNL/Capital Guardian Global Balanced Fund	Subadvisor changed from Janus on 2/18/04. Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007.	All
JNL/Capital Guardian Global Diversified Research Fund	Formerly JNL/Janus Global Equities Fund. Name changed from JNL/Select Global Growth Fund effective 12/3/2007	All
JNL/Capital Guardian U.S. Growth Equity Fund	Formerly JNL/Janus Aggressive Growth Fund. Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007	All
JNL/Eagle Core Equity Fund		All
JNL/Eagle Small Cap Equity Fund		All
JNL/Franklin Templeton Founding Strategy	New 1/16/2007	All
JNL/Franklin Templeton Global Growth	New 1/16/2007	All
JNL/Franklin Templeton Income Fund	New 5/1/2006	All
JNL/Franklin Templeton International Small Cap Growth Fund	New 12/3/2007 – Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010	All

Fund Name	Comment	Product Availability
JNL/Franklin Templeton Mutual Shares	New 1/16/2007	All
JNL/Franklin Templeton Small Cap Value Fund	New 5/2/05	All
JNL/ Goldman Sachs Core Plus Bond Fund	Formerly JNL/Salomon Brothers Global Bond Fund. Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007 and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007.	All
JNL/Goldman Sachs Emerging Markets Debt Fund	New 10/6/2008	All
JNL/Goldman Sachs Mid Cap Value Fund	New 5/2/05	All
JNL/Goldman Sachs U.S. Equity Flex	New 1/16/2007. .Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short.	All
JNL Institutional Alt 20 Fund	New 4/6/2009	All
JNL Institutional Alt 35 Fund	New 4/6/2009	All
JNL Institutional Alt 50 Fund	New 4/6/2009	All
JNL Institutional Alt 65 Fund	New 4/6/2009	All
JNL/Invesco International Growth Fund	Named changed from JNL/Putnam International Equity Fund effective 5/2/05 and from JNL/JPM International Equity Fund effective 12/3/2007. Effective 10/11/2010, name changed from JNL/AIM International Growth Fund.	All
JNL/Invesco Large Cap Growth Fund	2/18/2004 merged with JNL/AIM Premier Equity II Fund . Name changed from JNL/AIM Large Cap Growth Fund effective 10/11/2010.	All
JNL/Invesco Global Real Estate Fund	New 5/2/05, Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund .	All
JNL/Invesco Small Cap Growth Fund	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All
JNL/Ivy Asset Strategy	New 9/28/2009	All
JNL/JPMorgan International Value Fund		All

Fund Name	Comment	Product Availability
JNL/JPMorgan Mid Cap Growth Fund	Subadvisor changed from Janus on 2/18/04. Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006,from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007 and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007. Also, the JNL/Putnam Midcap Growth Fund merged with this fund effective 12/3/2007.	All
JNL/ JPMorgan U.S. Government & Quality Bond Fund	Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006, from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.	All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All
JNL/Lazard Mid Cap Equity Fund	Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008	All
JNL/M&G Global Basics Fund	New 10/6/2008	All
JNL/M&G Global Leaders Fund	New 10/6/2008	All
JNL/ Mellon Capital Management 10 x 10 Fund	New 4/30/2007	All
JNL/ Mellon Capital Management 25 Fund	Subadvisor changed from Curian effective 2/18/04. Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Bond Index Fund		All
JNL/ Mellon Capital Management Communications Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Management Consumer Brands Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Management Oil & Gas Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/05	All
JNL/Mellon Capital Management European 30 Fund	New 10/6/2008	All
JNL/ Mellon Capital Management Financial Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management International Index Fund		All

Fund Name	Comment	Product Availability
JNL/Mellon Capital Management Index 5 Fund	New 4/30/2007	All
JNL/ Mellon Capital Management JNL 5 Fund	Effective 10/4/04. On 4/30/2007 the JNL/ Mellon Capital Management Dow℠ 10 Fund, the JNL/ Mellon Capital Management S&P® 10 Fund, and the JNL/ Mellon Capital Management Global 15 Fund were merged with this fund.	All
JNL/Mellon Capital Management JNL Optimized 5 Fund	New 5/1/2006	All
JNL/ Mellon Capital Management Healthcare Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital Management NYSE® International 25 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Management S&P ® SMid 60 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management S&P ® 24 Fund	New 5/1/2006	All
JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03	All
JNL/Mellon Capital Management S&P 500 Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund; Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund.	All
JNL/ Mellon Capital Management Select Small-Cap Fund	Subadvisor changed from Curian effective 2/18/04. Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Small Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund.	All
JNL/ Mellon Capital Management Technology Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management Dow ℠ Dividend	New 1/17/2006	All
JNL/ Mellon Capital Management VIP Fund	New 10/4/2004	All
JNL/Mellon Capital Mgmt Nasdaq® 25 Fund	New 10/4/2004. Name changed from JNL/Mellon Capital Management Nasdaq® 15 Fund effective 12/3/2007.	All

Fund Name	Comment	Product Availability
JNL/Mellon Capital Mgmt Value Line ® 30 Fund	Effective 10/4/2004. Name changed from JNL/Mellon Capital Management Value Line ® 25 Fund effective 12/3/2007.	All
JNL/Mellon Capital Management Global Alpha Fund	New 9/28/2009	All
JNL/Oppenheimer Global Growth Fund		All
JNL/PAM Asia ex-Japan Fund	New 3/31/2008	All
JNL/PAM China-India Fund	New 3/31/2008	All
JNL/PIMCO Real Return	New 1/16/2007	All
JNL/PIMCO Total Return Bond Fund		All
JNL/PPM America Floating Rate Income Fund	New 5/2/2011	All
JNL/ PPM America High Yield Bond Fund	Effective 10/4/04. JNL/PPM America High Yield Bond Fund was merged into this on 10/4/04. Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from JNL/Western Asset High Yield Bond Fund effective 4/30/2007.	All
JNL/PPM America Mid-Cap Value Fund	New 3/31/2008	All
JNL/PPM America Small Cap Value Fund	New 3/31/2008	All
JNL/PPM America Value Equity	Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007	All
JNL/Red Rocks Listed Private Equity Fund	New 10/6/2008	All
JNL/S&P 4 Fund	New 12/3/2007	All
JNL/S&P Competitive Advantage Fund	New 12/3/2007	All
JNL Disciplined Growth	New 1/16/2007 – Name changed from JNL/S&P Disciplined Growth effective 8/29/2011	All
JNL Disciplined Moderate	New 1/16/2007 – Name changed from JNL/S&P Disciplined Moderate effective 8/29/2011	All
JNL Disciplined Moderate Growth	New 1/16/2007 – Name changed from JNL/S&P Disciplined Moderate Growth effective 8/29/2011	All
JNL/S&P Dividend Income & Growth Fund	New 12/3/2007	All
JNL/S&P Intrinsic Value Fund	New 12/3/2007	All

Fund Name	Comment	Product Availability
JNL/S&P Managed Aggressive Growth Fund	Prior to 10/4/04 named JNL/S&P Aggressive Growth Fund I. On 10/4/04 merged with JNL/S&P Equity Growth Fund I, JNL/S&P Equity Aggressive Growth Fund I, JNL/S&P Very Aggressive Growth Fund I, JNL/S&P Core Index 50 Fund, and JNL/S&P Core Index 75 Fund	All
JNL/S&P Managed Conservative Fund	New 10/4/04	All
JNL/S&P Managed Growth Fund	Prior to 10/4/04 named JNL/S&P Moderate Growth Fund I. On 10/4/04 merged with JNL/S&P Core Index 100 Fund; Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund was merged into this fund.	All
JNL/S&P Managed Moderate Fund	New 10/4/04 – Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund.	All
JNL/S&P Managed Moderate Growth Fund	Prior to 10/4/04 named JNL/S&P Conservative Growth Fund I – Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund.	All
JNL/S&P Total Yield Fund	New 12/3/2007	All
JNL/WMC Balanced	Name changed from JNL/Select Balanced effective 5/2/2011	All
JNL/WMC Money Market	Name changed from JNL/Select Money Market effective 5/2/2011	All
JNL/WMC Value	Name changed from JNL/Select Value effective 5/2/2011	All
JNL/T. Rowe Price Established Growth Fund	JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Short Term Bond Fund	New 5/1/2006 – Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All
JNL General Account		
Guaranteed Five Year Fixed		All but Focus
Guaranteed One Year Fixed		All

Fund Name	Comment	Product Availability
Guaranteed Seven Year Fixed		All but Focus
Guaranteed Three Year Fixed		All but Focus
S&P 500 Composite Stock Price Index – 9 Year Period	Only available prior to 10/4/04	Perspective II

SCHEDULE D

QUARTERLY RE PREMIUM RATE by CONTRACT TYPE and GMIB TYPE

The Premium rate for reinsurance, subject to the terms and conditions of this Agreement, are guaranteed while the reinsurance coverage is in effect. The premium rate varies by GMIB form number, issue date, and in some instances the volume of RETAIL ANNUITY PREMIUMS deposited.

CONTRACT TYPES:
Perspective II, Perspective Focus

GMIB TYPES:
I. GMIB Form numbers 7344NY, 7344NY 03/03, 7365NY, and 7365NY 03/03:

Issue Age	Rate
All	X.XXXXX

II. GMIB Form number 7452NY, with issues dates on or after 5/3/2004

Issue Age	Rate
All	X.XXXXX

SCHEDULE E-1

DOLLAR CLAIM LIMIT RATE by CONTRACT TYPE and GMIB TYPE

CONTRACT TYPES:
Perspective II, Perspective Focus

GMIB TYPES:
Form numbers 7344NY, 7344NY 03/03, 7365NY, 7365NY 03/03, and 7452NY

Issue Age	Rate
All	X.XXX

SCHEDULE E-2

FORMULA CLAIM LIMIT RATE by CONTRACT TYPE and GMIB TYPE

The FORMULA CLAIM LIMIT RATE is calculated for each ANNUITY CONTRACT on all MONTHLY VALUATION DATES prior to the ANNUITY CONTRACT's eligibility to annuitize under the GMIB TYPE.

CONTRACT TYPES:
Perspective II, Perspective Focus

GMIB TYPES:
Form numbers 7344NY, 7344NY 03/03, 7365NY, 7365NY 03/03, and 7452NY

Issue Age	Rate
All	X.XXXXXX

SCHEDULE F

REINSURER Share of Risk by CONTRACT TYPE and GMIB TYPE

For each ANNUITY CONTRACT with RETAIL ANNUITY PREMIUM no greater than $5,000,000, the REINSURER liability will be based on the share of risk from the tables below.

For each ANNUITY CONTRACT with aggregate RETAIL ANNUITY PREMIUM in excess of $5,000,000, the REINSURER's liability equals {$5,000,000 divided by aggregate retail annuity premiums}, times the share of risk from the tables below.

GMIB TYPES:

Form numbers 7344NY, 7344NY 03/03, 7365NY, 7365NY 03/03, and 7452NY

CONTRACT TYPE	Share of Risk
Perspective II	100.00%
Perspective Focus	100.00%